UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 15, 2017

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On December 15, 2017, Nabors Industries Ltd. (“Nabors”) completed the previously-announced statutory plan of arrangement under section 193 of the Business Corporations Act (Alberta) (the “Arrangement”) contemplated by the Arrangement Agreement, dated as of August 13, 2017 (the “Agreement”), by and among Nabors, Nabors Maple Acquisition Ltd., a corporation organized under the laws of Alberta, Canada and a direct, wholly-owned subsidiary of Nabors (“AcquisitionCo”) and Tesco Corporation, a corporation organized under the laws of Alberta, Canada (“Tesco”).

Item 3.02              Unregistered Sales of Equity Securities.

The information provided in Item 8.01 is incorporated herein by reference.

Pursuant to the Arrangement, Nabors common shares will be issued in reliance upon an exemption from registration under federal securities laws provided by Section 3(a)(10) of the Securities Act of 1933, as amended, for the issuance and exchange of securities approved after a public hearing on the fairness of the terms and conditions of the exchange by a court of competent jurisdiction at which all persons to whom the securities will be issued had the right to appear.

Item 8.01              Other Events.

The information provided in the Introductory Note is incorporated herein by reference.

On December 15, 2017, upon the consummation of the Arrangement, all of the issued and outstanding common shares of Tesco (“Tesco Common Shares”) were transferred to AcquisitionCo.  As a result of the Arrangement, Tesco is now an indirect, wholly-owned subsidiary of Nabors.

As of the effective time of the Arrangement, pursuant to the terms of the Agreement, holders of Tesco Common Shares have the right to receive 0.68 of a common share of Nabors (“Nabors Common Shares”) per Tesco Common Share.  Approximately 32,034,232 Nabors Common Shares will be issued as consideration in the Arrangement.  Additionally, at the effective time of the Arrangement:  (i) each outstanding, unexpired Tesco option to purchase Tesco Common Shares was accelerated, cancelled, and exchanged for the right to receive an amount in cash per share, less tax withholdings, equal to (a) the excess of the Market Value over such option’s exercise price, multiplied by (b) the aggregate number of Tesco Common Shares subject to such option immediately prior to the effective time, and each option with an exercise price per share equal to or greater than the Market Value was cancelled for no consideration; and (ii) each outstanding Tesco restricted stock unit, which includes performance stock units (“RSU”), vested and was cancelled in exchange for the right to receive an amount in cash, less tax withholding, equal to (a) the Market Value, multiplied by (b) the aggregate number of Tesco Common Shares underlying such RSU immediately prior to the effective time.  Market Value means 0.68 multiplied by the closing price of one Nabors Common Share on the New York Stock Exchange on the last trading day prior to the effective date of the Arrangement, or $5.58.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which was filed with the Securities Exchange Commission as Exhibit 2.1 to Nabors’ Current Report on Form 8-K filed August 16, 2017 and is incorporated by reference herein.

On December 15, 2017, Nabors issued a press release announcing the consummation of the Arrangement. A copy of the press release is included herewith as exhibit 99.1 and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated December 15, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

Date: December 15, 2017	By:	/s/ Mark D. Andrews
	Name:	Mark D. Andrews
	Title:	Corporate Secretary